Exhibit 99.2

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

CORPORATE PARTICIPANTS

David Stein Convergys Corporation - VP of IR

Andrea Ayers Convergys Corporation - President and CEO

Andre Valentine Convergys Corporation - CFO

CONFERENCE CALL PARTICIPANTS

Kevin McVeigh Macquarie Research - Analyst

Dave Koning Robert W. Baird & Company, Inc. - Analyst

Shlomo Rosenbaum Stifel Nicolaus - Analyst

Ashwin Shirvaikar Citigroup - Analyst

Bruce Zessar Advisory Research - Analyst

Howard Smith First Analysis Securities - Analyst

PRESENTATION

Operator

Welcome and thank you for standing by.

(Operator Instructions)

I would like to advise all parties that today’s conference is being recorded. If you have any objections, you may disconnect at this time.

I would now like to turn the call over to Mr. David Stein, Vice President of Investor Relations. Thank you. You may begin.

David Stein - Convergys Corporation - VP of IR

Thank you, Sheila, and good evening, and thank you all for attending this call on such short notice. This call is the property of Convergys. Please note that slides accompanying today’s prepared remarks are available on the Convergys Investor Relations website under Events and Webcasts.

Today’s discussion contains statements about the expected timing, completion and effects of the proposed transaction and statements addressing future financial results, operating projections and cost estimates. All such statements and other statements on this call, other than historical facts, constitute forward-looking statements as defined under US federal securities law. In some cases, we may identify forward-looking statements by terminology such as will, expect, estimate, think, forecast, guidance, outlook, plan, lead, project or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include but are not limited to factors contained in our most recent news release and filings with the SEC. We assume no duty to update these statements to reflect subsequent changes except as required by federal securities law.

Joining me for today’s call are Convergys President and CEO, Andrea Ayers, and CFO, Andre Valentine. They will provide a brief overview of today’s acquisition announcement followed by a brief question and answer session. Now I’ll turn the call over to Andrea.

Andrea Ayers - Convergys Corporation - President and CEO

Thank you, David, and good evening, everyone. I’m pleased to provide more detail about our announcement this afternoon. We are acquiring Stream Global Services for a total enterprise value of $820 million in cash. We expect the acquisition of Stream to be accretive to earnings by approximately $0.35 in the first 12 months

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

following the closing. Andre will be providing more specifics about the transaction in his remarks. We are excited about the transaction and the value we expect to create for our clients and shareholders as well as the opportunities for Convergys and Stream employees.

The acquisition of Stream aligns closely to our focus and commitment to driving overall shareholder returns. We have invested significant time and effort in evaluating numerous M&A opportunities both large and small that would leverage our winning business platform and accelerate profitable growth. The acquisition of Stream will be an important step forward in our plan for strategic growth and value creation and also provides us the flexibility for capital return on a go forward basis.

Stream is a company that we have followed off and on for nearly five years and felt that under the right conditions that would be a good fit for Convergys. When combined, our pro forma revenue is expected to exceed $3 billion. This will expand our presence in the US market and make us the number two customer management services provider in the world. We are acquiring a premier global provider of customer management services. Stream serves leading companies in the Fortune 1000. It operates across a wide breadth of industries with particular strength in the technology industry.

As a strong and well-performing company, Stream has shown impressive organic growth. In recent years, its growth rate has been in the mid-single digits and this year is on track to generate approximately $1 billion in revenue at an adjusted EBITDA margin of just under 12%. Stream is a well-run company with a strong and well-respected management team, many of which will assume senior positions at Convergys following the close. Clearly Stream is an attractive asset. It meets all of our extensive M&A selection criteria. Specifically, this highly accretive transaction is expected to expand and diversify our client base, extend our geographic footprint and enhance our already broad set of service capabilities. We believe the price we’re paying is fair and in line with other recent transactions in this sector.

Regarding client diversification, we will gain an impressive list of some of the biggest and most recognized brands in the world. This includes several leading companies in the technology and communications industries. We believe Stream’s clients as well as Convergys’ clients are excited about the combination. By adding several complementary clients, we will reduce our client concentration. The percent of revenue from our top three clients will drop from almost half to just one third of total combined revenue. Only one client will contribute more than 10% of revenue after the deal closes. We also expect Stream to strengthen our competitive position in certain industries we serve. For example, Stream’s relationships with some of the world’s leading technology companies will increase our presence in the technology industry. When combined, we expect that revenue from technology clients will double to almost 20% of our total revenue.

In terms of geographic footprint, Stream’s multi-shore capacity will expand our delivery geographies. Our International presence, particularly in Europe, will expand substantially. And Stream’s operations in Latin America will increase the scale of our near-shore offerings. Combined, the Company’s operations in Europe, the Middle East and Africa, Central America and Latin America will account for almost 20% of total revenue. This is more than 3 times the percent of revenue we generate in those regions today.

Stream also brings service capabilities that our clients value. This will enable us to handle a wider range of customer transactions more cost-effectively from multiple geographies at scale. Stream’s breadth of language skills and best in class technical support services will augment our solution offerings and provide the ability to handle contacts initiated from European customers. This creates an opportunity to strengthen our relationship with some of our existing multinational clients and positions us to serve other potential clients based outside the United States. We expect our clients to benefit from Stream’s technical support expertise and the lead generation capabilities added with its recent acquisition of LBM.

We also believe Stream’s clients will benefit from Convergys’ industry-leading global operating model, breadth and depth of capabilities including deep analytic skills and home agent support and our account management approach. Due to scale efficiencies gained in this combination, our clients and shareholders are expected to benefit from cost synergies that will allow us to improve our margins while providing more value to our clients. Convergys and Stream have compatible business models with numerous similarities between organization structures and culture. I’m confident this should enable us to move integration of Stream into our global operating model and allow for substantial ongoing operating efficiencies.

Planning for integration has been part of our review process to be prepared for closing. We also plan to establish a post-close transition team comprised of members of both management teams to prepare for and oversee the integration of the businesses. Our combined base of talented, dedicated employees and very experienced executive teams are poised to quickly benefit from the collective strength of our expanded platform. Both Convergys and Stream have a history of commitment to our clients and dedication to excellence in serving customers across the globe. As we move forward, we will remain focused on delighting our clients, driving strong metrics achievement in key areas such as net promoter score and effectively representing the world’s largest brands. I’ll now turn the call over to Andre who will tell you about the financing details and provide more color on the benefits of the transaction.

Andre Valentine - Convergys Corporation - CFO

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

Thank you, Andrea, and good evening. We are acquiring Stream for $820 million in cash. This purchase price includes the payoff of Stream’s existing debt at closing and is subject to customary adjustments for final working capital and cash balances. The combination will create an industry leader with revenue of approximately $3 billion in the $55 billion outsourced customer management industry. A more balanced mix of clients will enhance our revenue base and strengthen our prospects for revenue and EPS growth in the future. We continue to finalize our combined business outlook for 2014 and will provide a revenue forecast along with our guidance when the transaction closes. Our expectation is that there will be some amount of program churn for clients in the first year.

From a valuation standpoint, the $820 million enterprise value is 7 times Stream’s anticipated 2013 adjusted EBITDA. This is in line with other recent transactions in the sector and is effectively our current multiple. The fully synergized multiple is below 6 times EBITDA and accordingly well below our current trading multiple. The transaction is expected be highly accretive to EPS. Excluding one-time charges, intangible amortization and integration costs, we expect Stream to add approximately $0.35 of incremental EPS in the 12 months after close.

Our strong balance sheet allows us to finance the transaction entirely with cash, using cash on hand and existing and new credit facilities. We plan to use $400 million of our cash plus a fully committed new term loan of $350 million which matures in five years, and the balance will come from our existing accounts receivable securitization.

Regarding our use of cash on hand, we anticipate using $150 million of offshore cash at the closing of this transaction on a tax efficient basis. Additionally, the structure of the transaction will allow us to bring an additional $150 million net of taxes back to the United States over the next couple of years, again on a tax efficient basis. We expect to have available liquidity of more than $550 million after the transaction closes.

We are refinancing and extending our credit facilities. Our $300 million revolving credit facility will be extended five years, and our accounts receivable securitization for three years. We also expect to have approximately $200 million of cash and short-term investments on hand after close.

Over time, we anticipate a cash tax benefit from acquired net operating loss and other attributes totaling approximately $40 million. Post closing, we estimate the debt to EBITDA ratio of the combined Company to be 1.6 times. This is within our target leverage range of up to about 2 times EBITDA. With regard to regulatory and other approvals as well as customary conditions of closing, we expect those to be completed relatively quickly and expect the deal to close late in the first quarter.

We are viewing this transaction as a combination of two leading and well-run companies with minimal overlap. As such, we expect to derive modest cost synergies of $25 million, about half to be realized by the end of the first 12 months and fully realized after 24 months. This will be primarily driven by scale efficiencies. These will come from elimination of duplicative information technology and systems infrastructure and staff functions and operations, support and corporate.

Importantly, we expect to maintain a strong financial profile post closing, and our capital structure principles remain intact. Strong cash flow generation and ample liquidity post-close will help preserve our financial flexibility. We will continue to drive organic growth by investing what matters most to our clients: quality global delivery, breadth and depth of capabilities, and close client engagement. We remain committed to returning capital to investors. Since January of 2012, we have returned nearly $350 million to shareholders through dividend payments and share repurchases. Our current authorization to repurchase shares stands at approximately $133 million.

Now let me take a moment to update you on our business outlook for 2013. We are reaffirming our guidance for the full year. We continue to expect revenue of approximately $2.045 billion, adjusted EBITDA to exceed $248 million, and adjusted EPS of about $1.10. Not included in this view is the impact of acquisition related activities and the expected non-cash pension settlement charge in the fourth quarter. As I mentioned a moment ago, we expect to provide 2014 guidance for the combined Company upon closing of the transaction. Now I’ll turn the call back over to Andrea for some concluding remarks.

Andrea Ayers - Convergys Corporation - President and CEO

Thanks, Andre. In summary, we are excited to bring together these two strong and well-performing companies. We believe Stream’s strong capabilities and global reach, in addition to our industry-leading scale, breadth and depth of capabilities and close client engagement are a winning combination. This combination will enhance our ability to serve the large and growing global market for customer management services and allow us to provide more value to our clients as we help them achieve higher levels of customer satisfaction. Once the transition is complete, Convergys will have about 125,000 employees serving clients in 35 languages from over 125 contact centers in 25 countries. Our plan is to build upon the best practices and management teams from both companies to deliver superior customer benefits and enhanced value for our clients and shareholders and provide new opportunities for our employees.

This transaction is expected to be highly accretive and will allow us to leverage our strong balance sheet to further diversify our portfolio of clients, improve our scale and lower our cost. This will position Convergys for enhanced revenue, margin improvement and EPS growth. At this time, Operator, please open the line for questions.

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QUESTION AND ANSWER

Operator

(Operator Instructions)

The first question comes from Kevin McVeigh of Macquarie. Go ahead, your line is open.

Kevin McVeigh - Macquarie Research - Analyst

Great, congratulations. Andrea, it sounds like in your prepared remarks, you talked about off and on with Stream for about five years. So what drove the decision to make it happen now as opposed to any time over the last five years or so?

Andrea Ayers - Convergys Corporation - President and CEO

Yes, I think a few things. In 2012, we went through a process of becoming a singularly focused customer management business, and the team has done a lot of really nice work in stabilizing our platform, really getting good at facing off with our clients, getting on a growth trajectory.

And so strategically, we’ve talked to you all a lot about what we were looking for to add to our platform. So I’d say that’s the first thing.

The second thing is the Stream management team has also been on a journey in the last few years to improve the trajectory of their business and has made some very nice progress there. And then when we looked at it and looked at our three things that we talked to you about multiple times that we really wanted to round out to compete better and have a better growing Company going forward, client diversification, capabilities around countries, languages and geographies.

We are very strong customer care organization; Stream is a very strong technical services support organization. It seemed right. So for us this seems like the right fit.

But I think both teams have done a very nice job, Kevin, in the last few years, really doing a nice job getting these companies running well. Culturally, they are good match; operating principles were a good match.

We think about this business the same way and run it largely the same way. So it feels good.

Kevin McVeigh - Macquarie Research - Analyst

Understood. Then just in terms of — and I don’t know if it is too early or not, but conversations with any of their clients, are there any near-term renewals or anything like that we need to think about among the larger clients?

Andrea Ayers - Convergys Corporation - President and CEO

I’m not going to talk about specific clients other than what I said in my prepared remarks, which is we believe their clients and our clients feel good about the transaction and will feel good about continuing to work with the Company on a go forward basis.

Kevin McVeigh - Macquarie Research - Analyst

Super, and if I could just one more, I apologize. The $0.35 accretion, are we going to talk about it at different type of EPS going forward?

So it factors in that full $0.35, or will we talk after goodwill or depreciation amortization? Or should we think about the $0.35 as how we’re thinking about the business going into 2014 and beyond from earnings and guidance perspective?

Andre Valentine - Convergys Corporation - CFO

Kevin, you’re right to point out that, that’s a non-GAAP EPS. Certainly we’ve not done the work yet on purchase price allocation to have a point of view on what amortization will be, but even after amortization it will be — certainly will be accretive to the first 12 months of operations. As to whether we’re going to change what we are doing going forward from an EPS reporting perspective, that’s something we are still going to think a little bit about before we commit to that.

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

Kevin McVeigh - Macquarie Research - Analyst

Okay, thanks so much.

Andrea Ayers - Convergys Corporation - President and CEO

Thanks, Kevin.

Kevin McVeigh - Macquarie Research - Analyst

Nice job.

Andrea Ayers - Convergys Corporation - President and CEO

Thank you.

Operator

The next question comes from Dave Koning of Baird. Your line is open.

Dave Koning - Robert W. Baird & Company, Inc. - Analyst

Hey, guys, congrats as well. I guess my first question, you mentioned $0.35 accretion in the first 12 months, but then you said only half of the $25 million synergies come in the first 12 months. Does that mean there’s incremental accretion into year two like half of those synergies are incremental accretion into the next year?

Andre Valentine - Convergys Corporation - CFO

That’s right. The $0.35 certainly, David, represents us making some progress toward starting to realize those synergies, but there would be incremental synergies to fall in to the second 12 months as well. So that should also drive EPS growth.

Dave Koning - Robert W. Baird & Company, Inc. - Analyst

Okay, great. Then secondly, you mentioned something about a little bit of client churn in the first month of 2014 I guess or the early part of the acquisition. How much of the revenue base are you projecting might churn?

Andre Valentine - Convergys Corporation - CFO

Really David, what we’ve done is we’ve taken a look at the sale transactions that occurred in this space and said that for whatever reason, there seems to be little bit of churn post deal. And we wanted to give you guys a feel that our modeling here takes that reality into account. Obviously we are not counting on any kind of churn, but our modeling has provided somewhat for it, and the model still works.

As we’ve been out on the road talking to analysts and investors, we always said that we would — when we get M&A, it wouldn’t be because we had a very aggressive model to support making the deal work. And I say we’ve stuck to that principle here. We’ve tried to be conservative by modeling in a little bit of churn.

Andrea Ayers - Convergys Corporation - President and CEO

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

That said, we’re going to manage to that.

Dave Koning - Robert W. Baird & Company, Inc. - Analyst

Yes. Okay. And then finally, how much nonrecurring expense do you expect this year, and do you expect all of that to fall into 2014 and everything to be cleaned up as we enter 2015?

Andre Valentine - Convergys Corporation - CFO

The nonrecurring expenses, David, will fall into two buckets. Obviously we will have transaction expenses that will hit here largely I guess in Q1, maybe a bit will actually dribble into Q4 of 2013.

And then as we think about cost, the second bucket is the cost to get to the synergies. What we are estimating there is that those will largely be one-time cost equal about to the amount of the synergies.

Will all of those be incurred in 2014, probably not. I’d say the vast majority will be, but some percentage will trickle into 2015.

Dave Koning - Robert W. Baird & Company, Inc. - Analyst

Great. Okay, thank you. Good job.

Andrea Ayers - Convergys Corporation - President and CEO

Thank you.

Operator

Our next question comes from Shlomo Rosenbaum of Stifel. Your line is open.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Hi, thank you very much for taking my question. Can you give us a little bit more of a sense of from where Stream is particularly strong internationally?

I remember a number of years ago they had a particularly strong push into Egypt. I was wondering if this still the case and if there are other geographies that you feel that they are particularly strong vis-a-vis the competition out there?

Andrea Ayers - Convergys Corporation - President and CEO

Yes. For us — Shlomo, it’s Andrea — this strengthens our position in Europe. They’ve got some very strong operations there.

It helps us in Central America. It strengthens our position in Latin America. We already have the leading position in North America, so it really does round us out nicely in terms of the footprints matching up nicely from a Global Service perspective.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Okay.

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

Andrea Ayers - Convergys Corporation - President and CEO

Also expands our Language capabilities, which you know was something that was important to us as well.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Right. Okay. Then in terms of achieving the longer-term EBITDA margins, does this accelerate that goal, or does that expand that goal potentially since you have a much bigger revenue base?

Andre Valentine - Convergys Corporation - CFO

That’s a good question. This is Andre. We are certainly still committed to the greater than 13% EBITDA margin. I think adding this to our platform and working through the synergies may take us a bit longer to get there, frankly, as we deal with the integration activities.

I’m not talking about years, but maybe a year. I do think you’re right to suggest with the synergy opportunity and opportunity to maybe go beyond the 13% over time. But right now, we are focused on the integrating this well and getting to the 13% and seeing where we go from there.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Okay then in terms of the customer churn, a number of years ago Stream had a reputation for being pretty price competitive out there for bidding in new business. Do you guys — first of all, was that still the case in the recent years, and is that something that you have to be cognizant on in terms of working out some of that revenue in the business? Or was that really something in the last few years that the management had gotten away from?

Andrea Ayers - Convergys Corporation - President and CEO

Just philosophically, Shlomo, I don’t believe in firing clients. And I’m happy to say that if you look at the EBITDA performance of the Stream business, you can tell that underlying their running the business well, and we feel good about the competitiveness of the offerings we’ve seen, the client relationships and the contracts.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

So you’re not looking at it, or we shouldn’t expect that there’s something that comes at least from your due diligence that you have to be paying particular strong attention to — ?

Andrea Ayers - Convergys Corporation - President and CEO

That’s not what we did. We really looked at the precedent transactions in this space, and for whatever reason, churn is a normal part of the business.

Things ebb and flow, and we simply model that conservatively to make sure we had cared for it. But we are not signaling to you that there’s anything there; we are very pleased with the quality of Stream’s revenue.

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Okay. Very good, and this one is for Andre. The $0.35 accretion in 2014, is that about half of the synergies expected to fall this year, so half of the $0.35 I should expect another $0.18 from cost synergies in 2015; is that the way to think of it?

Andre Valentine - Convergys Corporation - CFO

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

First of all, the $0.35 is a first 12 months post-close, not just a 2014 given that we are not going to close until sometime probably in March. I want to make sure we cleared that up.

I don’t know that we will get — I think from a run rate perspective, we will have half the synergies in place by the end of the first 12 months. So it probably won’t, not all of those will hit on day one.

So they probably — I’m not going to get too specific here, but probably not exactly what you just suggested. So maybe a little bit more upside frankly from synergies into the second 12 months. Does that help?

Shlomo Rosenbaum - Stifel Nicolaus - Analyst

Yes, thank you.

Operator

The next question comes from Ashwin Shirvaikar of Citi Bank. Your line is open.

Ashwin Shirvaikar - Citigroup - Analyst

Hey, guys. Happy new year.

Andrea Ayers - Convergys Corporation - President and CEO

How are you?

Ashwin Shirvaikar - Citigroup - Analyst

Good, thanks. I guess I have a few question mostly about the Stream specifically. And this was perhaps alluded to earlier, but when I do a rough calculation of revenue per employee, Stream versus Convergys, Stream is about 10% to 15% lower.

I just wanted to clear up how much of that is because of revenue mix versus price competitiveness? Just being in different geographies?

Andre Valentine - Convergys Corporation - CFO

Yes, this is Andre. They would have more revenue from an offshore perspective as a percentage than we do. So I think it is more of a mix thing than any kind of pricing thing.

Ashwin Shirvaikar - Citigroup - Analyst

Okay, got it.

Andre Valentine - Convergys Corporation - CFO

Included in that offshore, we talked a little bit about Europe before, it is interesting. The question was raised about Egypt, they are in Egypt and Tunisia where they actually do handle calls that originate in Europe kind of as an offshore offering there as well.

Ashwin Shirvaikar - Citigroup - Analyst

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

Right. That was going to be my next question was to focus on Europe because that has in the past for many other companies proven to be a difficult geography in terms of outsourcing.

And so — is there something you are seeing now in terms of maybe economic green shoots or anything like that makes you go ahead with an acquisition that brings you European revenue, and how much European revenue are we talking about in terms of percentage? I may have missed that.

Andrea Ayers - Convergys Corporation - President and CEO

In terms of attractiveness of Europe, Stream has made some very smart choices around the work that they’ve taken on in Europe, where they’ve located in Europe, how dispersed their sites are in Europe that make the European operation attractive, frankly more attractive than some others that we looked at during our journey looking at opportunities. So we feel very good about the business in Europe.

I don’t think we’ve broken out the amount of revenue in Europe, Andre? We haven’t.

Ashwin Shirvaikar - Citigroup - Analyst

Okay. The third question I have, I’m sorry for the list.

Andrea Ayers - Convergys Corporation - President and CEO

That’s okay, go ahead.

Ashwin Shirvaikar - Citigroup - Analyst

Was with regard to — they made a lot of acquisitions in the past, so I just want to get an idea, a better idea of when you talk about you’ve grown let’s call it mid-single digits, how much of that is acquisition driven? And would you in the future commit to keep growing by acquisitions, or is this sort of a big one shot and you are done?

Andrea Ayers - Convergys Corporation - President and CEO

Ashwin, I believe the mid-single digit number we are talking about there, organic growth. And in terms of future M&A, we certainly have left ourselves positioned to have the flexibility to be able to continue to return capital through dividend buyback, I mean dividend, share buyback and M&A. What I would tell you right now as a team is we’re going to focus on getting this one closed and making sure we get it successfully integrated.

Ashwin Shirvaikar - Citigroup - Analyst

Okay. Got it. Last question is with regards to profitability.

From an EBITDA standpoint, it seems roughly comparable; they seem to have a lot more quarter to quarter variability than you guys do. But that something maybe they can learn over time I guess.

But when I look at EBIT margins, they are a couple hundred basis point lower at least if not more. So I was trying to figure out why that is.

Andre Valentine - Convergys Corporation - CFO

I think, this is Andre, that is largely a deal amortization that they have which we frankly don’t have that much running through our P&L. So again, you’re right, from an EBITDA multiple perspective, the two companies’ profiles are very similar both in the 11.5 to 12 range on adjusted basis, and I think the differences you drive down to

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

EBIT is that they have pretty significant acquisition amortization running through there. I think their D&A, the depreciation piece of things, is fairly close to ours as a percentage.

Ashwin Shirvaikar - Citigroup - Analyst

Got it. Okay. Great.

Wish you guys all the best with the acquisition. Thank you.

Andrea Ayers - Convergys Corporation - President and CEO

Thank you.

Operator

Our next question comes from Bruce Zessar of Advisory Research. Your line is open.

Bruce Zessar - Advisory Research - Analyst

Hi, thanks for taking my question. Wanted to ask a question about the balance sheet. Looking at total debt, you say approximately $600 million, and I get the $420 million for this deal.

And as of the last quarterly report, you had $60 million of debt on your balance sheet. So that gets me to $480 million, and I’m wondering what makes up the other $120 million?

Andre Valentine - Convergys Corporation - CFO

Yes, we’ve included here the face amount of the converts. So on book, it is roughly $60 million, but we’ve included on top of the $420 million from the acquisition, $125 million which is the face amount of our converts which mature in 2029.

And then in this transaction, we are picking up roughly $38 million of capital leases that are on Stream’s balance sheet. So if you add those things together and do that real roughly, you’re going to end up in the neighborhood of $580 million-ish, so we went with approximately $600 million.

Of course where it actually falls out, it should be very close to that range. Obviously how we do from a free cash flow perspective between now and then will have an impact on exactly what it is, but hopefully that’s helpful.

Ashwin Shirvaikar - Citigroup - Analyst

Yes, that’s helpful, and looking forward in terms of the cash flow performance of your business versus Stream’s, I mean we’ve talked about EBITDA and EBITDA margins and everything. But from a cash flow statement perspective, how similar are they?

Andre Valentine - Convergys Corporation - CFO

I think they are relatively similar, so we would think that over time, the free cash flow from the combined business should approximate net income, which is kind of what we’ve guided to historically on the Convergys side of things.

Ashwin Shirvaikar - Citigroup - Analyst

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

Okay, thank you very much. That’s all the questions I had.

Operator

Our next question comes from Howard Smith of First Analysis. Your line is open.

Howard Smith - First Analysis Securities - Analyst

Yes, good afternoon. Congratulations on finding something that meets your criteria with some scale here.

Andrea Ayers - Convergys Corporation - President and CEO

Thanks, Howard. We appreciate it.

Howard Smith - First Analysis Securities - Analyst

Now all you have to do is execute, and with that in mind, you mentioned you’ve known them for a long time, and organizationally culturally they look at the business similar to you. I’m hoping you can just expand on how you measure that or what you mean by that, and then I have a quick numbers follow-up.

Andrea Ayers - Convergys Corporation - President and CEO

I sure can. Howard, our team did a really, really nice job working with their team as we did diligence, and so we learned a lot.

I think one of the keys is this is an industry we know. This is a business we understand, and there are various ways you can run an operation in the bps space, and philosophically they’ve run theirs the same way we run ours is what I mean by that.

What happens at a site level with Stream and how they handle their clients is very, very similar to how we run our sites and manage our clients. That and they have some very talented people doing that are taking on senior leadership roles within our Company and joining our team, and so that’s what I meant by that, culturally.

They think the same way we do about the importance of the clients and how they face-off with the client and how they are consistently performing for the client and therefore earning their growth. They also think similar to the way we do about how they treat their people culturally and how important that front line agent is to the success of their business. So those things in my experience make a very good, strong foundation culturally.

We have looked at assets that frankly didn’t think of that the same way we did, and I would have looked at them as being more fixer-upper assets. We would’ve had to go in and really remodel them, change them a lot.

That’s not the case here. We think very similarly. It gives me a lot of confidence that we will execute well through the integration as a result of that, but I hope that helps.

Howard Smith - First Analysis Securities - Analyst

Very helpful color.

Andrea Ayers - Convergys Corporation - President and CEO

Detail by detail how everything is done, and we just collectively think about it similarly.

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

Howard Smith - First Analysis Securities - Analyst

Appreciate that color; that’s helpful. Andre, want to clarify and the numbers question on the 25%, $25 million of synergies over a two-year period of time.

Going back to a previous question I assume A that’s a pretax number. And then if I think about $12.5 million coming in the second 24 months tax effect that at some rate, I’m coming up with numbers more in the $0.07 to $0.09, maybe $0.10 range in terms of year two accretion, specifically as a result of the synergies. And I heard some other numbers mentioned, so I want to make sure I’m thinking about that right.

Andre Valentine - Convergys Corporation - CFO

Yes, Howard I do think you have that right. First of all, yes, it is a pretax number; the $25 million is pretax.

That is — when we get done at the end of two years, that will be an annual number. So I don’t want people to think it is $12.5 million in first year and $12.5 million in the second; it will be $25 million in total synergies. So as you think about the lift between the first 12 months and the second 12 months, I think you are in the ballpark.

Howard Smith - First Analysis Securities - Analyst

Okay, thank you.

Andre Valentine - Convergys Corporation - CFO

Tax-effective and put in a per-share basis.

Howard Smith - First Analysis Securities - Analyst

Right. Thanks.

Operator

(Operator Instructions)

Our next question is from Kevin McVeigh of Macquarie. Your line is open.

Kevin McVeigh - Macquarie Research - Analyst

Just real quick for modeling purposes on the $820 million, what type of interest expense should we think about from a rate perspective?

Andre Valentine - Convergys Corporation - CFO

Still have some work to do on that, honestly, Kevin. We’re going to be talking to rating agencies here over the next couple of weeks, but generally it is — we are double B plus rated, and we intend to stay there. So we think it is great time to be out in the debt market, and we are getting very, very competitive rates.

Kevin McVeigh - Macquarie Research - Analyst

Okay. Thanks.

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JANUARY 06, 2014 / 10:00PM GMT, CVG - Convergys Call To Discuss Acquisition of Stream Global Services, Inc

Operator

We’re showing no further questions at this time.

David Stein - Convergys Corporation - VP of IR

Okay. Operator, thank you. I will also remind everyone that slides accompany today’s call, and they’re available on our website.

We will be available to answer any questions that you have later this evening and tomorrow as well. Thank you all for participating on the call. And have a good evening.

Operator

That concludes today’s conference. Thank you for participating. You may disconnect at this time.

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